Press Release
TechnipFMC Announces Fourth Quarter 2017 Results

•	Successful first year; strong operational performance across all segments

•	Full-year subsea orders of $5.1 billion increased 27%[1] over the prior year

•	Onshore/Offshore adjusted EBITDA margin guidance for 2018 raised to at least 10.5%, excluding charges and credits

LONDON, PARIS, HOUSTON, February 21, 2018 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported fourth quarter 2017 results.
Total Company revenue in the fourth quarter was $3,683 million. The Company reported a net loss of $153.9 million, or $0.33 per share. These results included $244.8 million of after-tax charges and credits, or $0.53 per share. These charges and credits are comprised of non-cash charges of $138.2 million resulting from tax reform, and other charges and credits of $106.6 million as detailed in the financial schedules. Adjusted diluted earnings per share were $0.20.

Summary Financial Statements - Fourth Quarter 20172
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

(In millions, except per share amounts)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016 (Pro Forma)	Change
Revenue	$3,683.0	$4,379.7	(15.9%)
Net income (loss)	$(153.9)	$(100.6)	(53.0%)
EPS (loss)	$(0.33)

Adjusted EBITDA	$573.1	$525.9	9.0%
Adjusted EBITDA margin	15.6%	12.0%	360 bps
Net income, excluding charges and credits	$90.9
Diluted EPS, excluding charges and credits	$0.20

Inbound orders	$2,991.9
Backlog	$12,982.8

__________________________

1 Calculated as the percentage difference in 2017 Subsea inbound orders versus the combined FMC Technologies Inc. and Technip S.A. Subsea inbound orders in 2016.
2 All prior year period comparisons are to pro forma results for 2016 as if the merger had been completed on January 1, 2016 and fully consolidated the Yamal LNG joint venture for the full period.

Adjusted EBITDA, which excludes charges and credits, was $573.1 million, an increase of 9 percent from the prior year despite the 16 percent decline in revenue. Adjusted EBITDA margin was 15.6 percent, an increase of 360 basis points from the prior year.
The Company’s Board of Directors has authorized and declared a quarterly cash dividend of $0.13 per ordinary share.

Full Year 2017 Results
Total Company revenue for 2017 was $15,056.9 million. The Company reported net income of $113.3 million. Diluted earnings per share were $0.24, which includes total Company after-tax charges and credits of $490.2 million, or $1.05 per diluted share. These charges and credits are comprised of restructuring and merger-related costs of $352 million, as well as non-cash charges of $138.2 million resulting from tax reform. Adjusted diluted earnings per share were $1.29.
Adjusted EBITDA, which excludes charges and credits, was $2,031.1 million. Adjusted EBITDA was unchanged from the prior year despite the 21 percent decline in year-over-year revenue. Total Company adjusted EBITDA margin was 13.5 percent, an increase of 290 basis points over the prior year.

Summary Financial Statements - Full Year 20172
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

(In millions, except per share amounts)	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016 (Pro Forma)	Change
Revenue	$15,056.9	$19,068.8	(21.0%)
Net income	$113.3	$378.2	(70.0%)
Diluted EPS	$0.24

Adjusted EBITDA	$2,031.1	$2,030.6	n/m
Adjusted EBITDA margin	13.5%	10.6%	290 bps
Net income, excluding charges and credits	$603.5
Diluted EPS, excluding charges and credits	$1.29

Inbound orders	$10,196.3
Backlog	$12,982.8

Doug Pferdehirt, CEO of TechnipFMC, stated, “Our full year operational performance is a result of our relentless focus on project execution and our commitment to delivering client success. This focus was evident once again in the strong operational results demonstrated across all segments in the fourth quarter. Total Company adjusted EBITDA grew sequentially, driven by strong project execution and key milestone achievements on several projects in both Subsea and Onshore/Offshore. Surface Technologies results were broadly in-line with the solid third quarter performance. We are extremely pleased with these results along with the many operational, commercial, and strategic accomplishments of our first year as TechnipFMC.”
“Full year Subsea orders of $5.1 billion increased 27 percent from the prior year, reflecting a book-to-bill approaching one. In Subsea, we recorded $1.7 billion in orders for the quarter; this included our 6th, and first major, iEPCI™ award for the VNG Norge Fenja project in Norway. Total Company orders were $3 billion in the quarter, and year-end backlog stands at $13 billion.”
Pferdehirt continued, “In 2018, we expect to see another increase in subsea market activity, driven by major projects as well as a blend of small-to-mid size projects and service opportunities. We remain confident that our inbound orders will grow year-over-year and that as much as 25 percent of these orders will come from iEPCI™ in 2018.”
“In Onshore/Offshore, we were awarded Bapco’s Sitra refinery expansion in Bahrain, which follows our successful completion of the FEED study. We remain confident in further downstream awards in the near-term. Our front-end engineering activity is also signaling a resurgence in the natural gas market, with notable prospects in North America, the Arctic region and the Middle East. We are further encouraged by growth in our medium-to-long term prospects, which could provide considerable inbound opportunity in the coming years.”
“In the North American surface market, we see increased activity in unconventional resources, driven by further improvement in rig count and increased frac intensity. In 2018, we believe that revenues for our North American business will begin to approach the levels we achieved at the cycle peak in 2014. We also expect international markets will return to growth in 2018, although at a more moderate pace than North America. The Middle East, Asia Pacific, and Europe are positioned for the strongest growth.”
Pferdehirt concluded, “We will balance investment for growth against returning capital to our investors and will continue the dividend and share repurchase activity we initiated last year. Our strong execution performance and market acceptance of our integrated business model and new technologies, combined with our continued focus on cost and efficiency, positions us well to deliver strong performance in 2018.”

Operational and Financial Highlights - Fourth Quarter 2017

Subsea

Financial Highlights2
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

(In millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016 (Pro Forma)	Change
Revenue	$1,292.2	$2,024.1	(36.2%)
Operating profit	$67.4	$146.3	(53.9%)
Adjusted EBITDA	$244.1	$395.9	(38.3%)
Adjusted EBITDA margin	18.9%	19.6%	(70 bps)

Inbound orders	$1,724.8
Backlog	$6,203.9

Subsea reported fourth quarter revenue of $1,292.2 million. Revenue was down 36.2 percent from the prior year, primarily due to a reduction in project activity within the Europe and Africa as well as Asia Pacific regions. Revenue continues to be negatively impacted by prior period declines in inbound orders related to the market downturn.
Subsea reported operating profit of $67.4 million; adjusted EBITDA was $244.1 million with a margin of 18.9 percent. Operating profit margin decreased from the prior year as a result of the revenue decline, although strong project execution and cost reduction initiatives mitigated the negative impact of reduced project activity. Adjusted EBITDA margin decreased only 70 basis points from the prior-year results despite a 36.2 percent decline in revenue, and benefitted from the same factors that impacted operating profit margin.
Vessel utilization rate for the fourth quarter was 65 percent, down from 70 percent in the third quarter and from 78 percent in the prior year.

Fourth Quarter Subsea Highlights

•	Total Kaombo
The installation campaign for umbilicals, spools, and other subsea components continues, followed by hook-up of the FPSO.

•	Shell Appomattox
Subsea tree assembly and testing of industry’s first extreme high pressure / high temperature (15,000psi / 400oF) subsea production system is progressing well.

•	Statoil Trestakk iEPCI™
Work on the subsea infrastructure is ongoing and preparations well underway for offshore installation campaign.

Subsea inbound orders for the quarter were $1,724.8 million. The following awards were announced in the period:

•	VNG Norge Fenja iEPCI™ Project in Norwegian Sea
Award for integrated engineering, procurement, construction, and installation (iEPCI™) which covers the provision of subsea equipment including umbilicals, risers, flowlines and the subsea production system.

•	Statoil Snorre Expansion Project in North Sea
Award for the engineering, procurement, and construction of the Snorre Expansion which covers the delivery of subsea production systems and includes six subsea templates and subsea production equipment.

•	Murphy Sabah Oil Block H Gas Development Project in Malaysia
Award for the engineering, procurement, construction, installation, and commissioning (EPCIC) of the umbilicals, risers, and flowlines as well as installation.

Estimated Backlog Scheduling as of December 31, 2017 (In millions)	Subsea
2018	$3,358.7
2019	$1,566.2
2020 and beyond	$1,279.0
Total	$6,203.9

•	Backlog does not capture all revenue potential for subsea services.

Onshore/Offshore

Financial Highlights2
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

(In millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016 (Pro Forma)	Change
Revenue	$2,019.5	$2,060.9	(2.0%)
Operating profit (loss)	$257.2	$(55.0)	n/m
Adjusted EBITDA	$294.5	$134.6	118.8%
Adjusted EBITDA margin	14.6%	6.5%	810 bps

Inbound orders	$874.2
Backlog	$6,369.1

Onshore/Offshore reported fourth quarter revenue of $2,019.5 million. Revenue declined 2 percent from the prior-year quarter. Revenue was modestly lower as we neared completion of the first phase of Yamal LNG, largely offset by increased project activity in the Europe, Middle East, and Asia Pacific regions.
Onshore/Offshore reported operating profit of $257.2 million; adjusted EBITDA was $294.5 million with a margin of 14.6 percent. Operating profit and margin improved year-over-year due to solid execution and the achievement of key milestones on several major projects, including Yamal LNG. These same factors drove the significant year-over-year improvement in adjusted EBITDA and margin; adjusted EBITDA margin increased 810 basis points from the prior-year results.

Fourth Quarter Onshore/Offshore Highlights

•	Yamal LNG
Train 1 start-up successful with first cargo loaded in December 2017, with additional cargos achieved to date. Construction and commissioning of Trains 2 and 3 progressing with Train 2 start-up planned for the second half of 2018.

•	SIBUR Zapsib 2
Engineering completed at the end of December, with most equipment already on site and construction activities ongoing.

•	ENOC Jebel Ali Refinery Upgrade
Mechanical as well as electrical and instrumentation subcontracts awarded. Mobilization at site ramping up. Piping prefabrication campaign has begun.

•	Shell Prelude FLNG
Offshore commissioning campaign in progress.

•	Statoil Aasta Hansteen Spar
Commissioning completed.

Onshore/Offshore inbound orders for the quarter were $874.2 million. The following award was announced in the period:

•	Bapco Sitra Refinery Expansion in Bahrain
Award of $4.2 billion from Bahrain Petroleum Company (Bapco), jointly with Samsung Engineering and Tecnicas Reunidas, for the Bapco Modernization Program, which entails capacity expansion of the existing Sitra oil refinery. Project award follows our successful completion of the FEED study and will be executed on an engineering, procurement, construction, and commissioning (EPCC) lump sum turnkey basis. Slated for completion in 2022.
Note: This award will be reflected in financial results in the first quarter of 2018. Additionally, the Company is not the majority owner of the joint venture and therefore will not fully consolidate the financial results. Inbound orders and backlog for the project will only reflect work awarded directly to affiliates of TechnipFMC by the joint venture.

Estimated Backlog Scheduling as of December 31, 2017 (In millions)	Onshore/Offshore
2018	$4,236.3
2019	$1,494.3
2020 and beyond	$638.5
Total	$6,369.1

•	Backlog does not capture all revenue potential in future periods given reimbursable scope portions of existing contracts.

Surface Technologies

Financial Highlights2
Reconciliation of U.S. GAAP to non-GAAP financial measures are detailed below and in the financial schedules.

(In millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016 (Pro Forma)	Change
Revenue	$372.3	$303.6	22.6%
Operating profit (loss)	$53.3	$(5.3)	n/m
Adjusted EBITDA	$75.8	$17.5	333.1%
Adjusted EBITDA margin	20.4%	5.8%	1,460bps

Inbound orders	$392.9
Backlog	$409.8

Surface Technologies reported fourth quarter revenue of $372.3 million. Revenue increased 22.6 percent from the prior-year quarter as a result of the increase in North American well completion activity, while international markets remained stable across our products and services portfolio.
Surface Technologies reported operating profit of $53.3 million. Adjusted EBITDA was $75.8 million with a margin of 20.4 percent.
Operating profit and margin improved significantly year-over-year due to robust North America surface activity favorably impacting product mix as well as cost savings benefits. These same factors drove the year-over-year improvement in adjusted EBITDA and margin.
Inbound orders for the quarter improved sequentially to $392.9 million. Backlog was $409.8 million. Given the short-cycle nature of the business, most orders are quickly converted into sales revenue; longer contracts are typically converted within twelve months.

Corporate Items

Corporate expense in the fourth quarter was $86.8 million. Excluding charges and credits of $44.8 million associated with the merger, corporate expense was $42 million.
Net interest expense was $122.8 million in the quarter, which included an increase in the liability payable to joint venture partners of $90.8 million.
The Company recorded a tax provision during the fourth quarter of $295.8 million, which included charges of $138.2 million related to tax reform3, mostly in the United States. The quarterly rate also reflects an increase in valuation allowances in certain jurisdictions for which no future profitability is expected, as well as certain project costs realized in the quarter for which no tax benefit is allowed. Excluding the impact of these discrete items and tax law changes, the effective tax rate in the quarter was 33 percent.
Total depreciation and amortization for the fourth quarter was $153 million, including depreciation and amortization related to purchase price accounting for the merger of $35.1 million.
Capital expenditures were $85.3 million during the fourth quarter.
The Company repurchased two million shares during the quarter for total consideration of $54.9 million. The Company remains committed to repurchasing the full authorization of up to $500 million in ordinary shares no later than the end of 2018.

3 Included in the charges related to tax reform is the impact of the Tax Cuts and Jobs Act of 2017 (U.S. tax reform), effective January 1, 2018, which creates a territorial tax system and reduces the U.S. corporate income tax rate to 21 percent. Also included in the charges related to tax reform are French corporate tax surcharges resulting from the 2017 Finance Act introduced in late 2017.

TechnipFMC recorded $134.9 million of discrete charges as a result of the new U.S. law. These one-time, non-cash charges are comprised of a transition tax (a mandatory tax on previously deferred earnings of certain non-U.S. subsidiaries) and a charge related to revaluation of U.S. deferred tax assets and liabilities to the new lower U.S. corporate income tax rate. These charges are subject to revision as the Company concludes its analysis of the impact of the new law. The Company anticipates that no cash taxes will be due as a result of the transition tax.

Guidance
The Company’s full-year guidance4 for 2018 is provided below. The following update is reflected in the outlook:

•
Onshore/Offshore revenue in a range of $5.3 - 5.7 billion; EBITDA margin[4] of at least 10.5% (excluding charges and credits); margin guidance has been increased from the previous guidance of at least 9.5%.

The following items are unchanged from the previous outlook:

•	Subsea revenue in a range of $5.0 - 5.3 billion; EBITDA margin[4] of at least 14% (excluding charges and credits).

•	Surface Technologies revenue in a range of $1.5 - 1.6 billion; EBITDA margin[4] of at least 17.5% (excluding charges and credits).

2018 Guidance *Items updated February 21, 2018

Subsea	Onshore/Offshore	Surface Technologies
Revenue in a range of $5.0 - 5.3 billion	Revenue in a range of $5.3 - 5.7 billion	Revenue in a range of $1.5 - 1.6 billion

EBITDA margin[4] at least 14% (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[4] at least 10.5%* (excluding amortization related impact of purchase price accounting, and other charges and credits)	EBITDA margin[4] at least 17.5% (excluding amortization related impact of purchase price accounting, and other charges and credits)

TechnipFMC
Corporate expense $40 - 45 million per quarter (excluding the impact of foreign currency fluctuations)
Net interest expense approximately $20 - 22 million per quarter (excluding the impact of revaluation of partners’ redeemable financial liability)
Tax rate 28 - 32% for the full year (excluding the impact of discrete items)
Capital expenditures approximately $300 million for the full year
Merger integration and restructuring costs approximately $100 million for the full year
Cost synergies $450 million annual savings ($200 million exit run-rate 12/31/17, $400 million exit run-rate 12/31/18, $450 million exit run-rate 12/31/19)

________________________________

4 Our guidance measure, adjusted EBITDA margin, is a non-GAAP measure. We are unable to provide a reconciliation to a comparable GAAP measure on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

Teleconference
The Company will host a teleconference on Thursday, February 22, 2018 to discuss the fourth quarter 2017 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Dial-in information and an accompanying presentation can be found at www.technipfmc.com.
Webcast access will also be available on our website prior to the start of the call. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

###
About TechnipFMC
TechnipFMC is a global leader in subsea, onshore/offshore, and surface projects. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our clients’ project economics.
We are uniquely positioned to deliver greater efficiency across project lifecycles from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our clients in developing their oil and gas resources.
Each of our more than 37,000 employees is driven by a steady commitment to clients and a culture of purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved.
To learn more about us and how we are enhancing the performance of the world’s energy industry, go to TechnipFMC.com and follow us on Twitter @TechnipFMC.
This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including the following known material factors:

•	unanticipated changes relating to competitive factors in our industry;

•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	potential liabilities arising out of the installation or use of our products;

•	cost overruns related to our fixed price contracts or asset construction projects that may affect revenue;

•	disruptions in the timely delivery of our backlog and its effect on our future sales, profitability, and our relationships with our customers;

•	risks related to reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;

•	ability to hire and retain key personnel;

•	piracy risks for our maritime employees and assets;

•	the cumulative loss of major contracts or alliances;

•	U.S. and international laws and regulations, including environmental laws and regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the NYSE and Euronext Paris, respectively;

•	results of the United Kingdom’s referendum on withdrawal from the European Union;

•	risks associated with being an English public limited company, including the need for court approval of “distributable profits” and stockholder approval of certain capital structure decisions;

•	ability to pay dividends or repurchase shares;

•	risks relating to the amount of our existing and future debt and compliance with covenants under our debt instruments;

•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;

•	the outcome of uninsured claims and litigation against us;

•	the risks of currency exchange rate fluctuations associated with our international operations;

•
risks that FMC Technologies, Inc. and Technip S.A. will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected;

•	unanticipated or significant merger-related costs;

•	failure of our information technology infrastructure, including as a result of cyberattacks, or any significant breach of security;

•	risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations of, or future changes to, such laws;

•	risks related to seasonal variations and adverse weather conditions; and

•	such other risks set forth in our filings with the United States Securities and Exchange Commission and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts

Investor relations
Matt Seinsheimer
Vice President Investor Relations
Tel: +1 281 260 3665
Email: Matt Seinsheimer

Phillip Lindsay
Director Investor Relations (Europe)
Tel: +44 (0) 20 3429 3929
Email: Phillip Lindsay

Media relations
Christophe Belorgeot
Vice President Corporate Communications
Tel: +33 1 47 78 39 92
Email: Christophe Belorgeot

Delphine Nayral
Manager Public Relations
Tel: +33 1 47 78 34 83
Email: Delphine Nayral

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
GAAP FINANCIAL STATEMENTS

The financial statements included in this press release, which are unaudited, do not represent the Company’s statutory accounts to be filed with Company’s House, and the Company’s statutory accounts have not yet been delivered and registered for the year ended December 31, 2017 with Company’s House.
The U.S. GAAP financial statements for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

•
In December of 2016, Technip increased its ownership in the Yamal LNG joint venture and became the controlling shareholder. Under U.S. GAAP, this resulted in full consolidation of the joint venture on the date of the transaction.

Therefore, the results for the three and twelve months ended December 31, 2017:

1.	Include Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to December 31, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent came from the Subsea segment; and

3.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

The results for the three and twelve months ended December 31, 2016 only include the results of Technip, inclusive of the equity in affiliate income from the Yamal LNG joint venture.
When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
Revenue	$3,683.0	$2,047.7	$15,056.9	$9,199.6
Costs and expenses	3,387.1	2,237.7	14,091.7	8,743.6
	295.9	(190.0)	965.2	456.0
Other income (expense), net	(4.8)	68.9	77.8	124.2
Income before net interest expense and income taxes	291.1	(121.1)	1,043.0	580.2
Net interest expense	(122.8)	(7.4)	(363.3)	(28.8)
Income before income taxes	168.3	(128.5)	679.7	551.4
Provision for income taxes	295.8	26.5	545.5	180.3
Net income	(127.5)	(155.0)	134.2	371.1
Net loss attributable to noncontrolling interests	(26.4)	21.2	(20.9)	22.2
Net income attributable to TechnipFMC plc	$(153.9)	$(133.8)	$113.3	$393.3

Earnings per share attributable to TechnipFMC plc:
Basic	$(0.33)	$(1.13)	$0.24	$3.29
Diluted	$(0.33)	$(1.13)	$0.24	$3.16

Weighted average shares outstanding:
Basic	466.2	118.7	466.7	119.4
Diluted	466.2	118.7	468.3	125.1

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
Revenue

Subsea	$1,292.2	$1,225.8	$5,877.4	$5,850.5
Onshore/Offshore	2,019.5	821.9	7,904.5	3,349.1
Surface Technologies	372.3	—	1,274.6	—
Other revenue and intercompany eliminations	(1.0)	—	0.4	—
	$3,683.0	$2,047.7	$15,056.9	$9,199.6

Income before income taxes

Segment operating profit (loss)
Subsea	$67.4	$62.1	$460.5	$732.0
Onshore/Offshore	257.2	(105.7)	810.9	34.1
Surface Technologies	53.3	—	82.7	—
Total segment operating profit	377.9	(43.6)	1,354.1	766.1

Corporate items
Corporate expense, net (1)	(86.8)	(77.5)	(311.1)	(185.9)
Interest expense	(122.8)	(7.4)	(363.3)	(28.8)
Total corporate items	(209.6)	(84.9)	(674.4)	(214.7)

Net income before income taxes (2)	$168.3	$(128.5)	$679.7	$551.4

(1) Corporate expense, net primarily includes corporate staff expenses, stock-based compensation expenses, other employee benefits, certain foreign exchange gains and losses, and merger-related transaction expenses.
(2) Includes amounts attributable to noncontrolling interests.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
Inbound Orders (1)

Subsea	$1,724.8	$503.6	$5,143.6	$2,384.9
Onshore/Offshore	874.2	1,191.4	3,812.9	3,689.0
Surface Technologies	392.9	—	1,239.8	—
Total inbound orders	$2,991.9	$1,695.0	$10,196.3	$6,073.9

	December 31
	2017	2016
Order Backlog (2)

Subsea	$6,203.9	$4,909.0
Onshore/Offshore	6,369.1	11,834.9
Surface Technologies	409.8	—
Total order backlog	$12,982.8	$16,743.9

(1) Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2) Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	December 31, 2017	December 31, 2016
Cash and cash equivalents	$6,737.4	$6,269.3
Trade receivables, net	1,735.2	1,469.5
Costs in excess of billings	1,770.1	1,040.8
Inventories, net	987.0	334.7
Other current assets	2,094.6	1,822.9
Total current assets	13,324.3	10,937.2

Property, plant and equipment, net	3,871.5	2,620.1
Goodwill	8,929.8	3,718.3
Intangible assets, net	1,333.8	173.7
Other assets	1,111.5	1,172.4
Total assets	$28,570.9	$18,621.7

Short-term debt and current portion of long-term debt	$77.1	$683.6
Accounts payable, trade	4,003.2	3,837.7
Advance payments	—	—
Billings in excess of costs	3,461.9	4,141.8
Other current liabilities	2,634.4	2,225.8
Total current liabilities	10,176.6	10,888.9

Long-term debt, less current portion	3,777.9	1,869.3
Other liabilities	1,207.0	819.4
TechnipFMC plc stockholders’ equity	13,387.9	5,055.8
Noncontrolling interests	21.5	(11.7)
Total liabilities and equity	$28,570.9	$18,621.7

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Twelve Months Ended
	December 31
	2017	2016
Cash provided (required) by operating activities:
Net income	$134.2	$371.1
Depreciation and amortization	614.7	300.7
Trade accounts receivable, net and costs in excess of billings	552.2	(268.7)
Inventories, net	130.9	172.7
Accounts payable, trade	(570.3)	115.5
Advance payments and billings in excess of costs	(880.1)	(124.2)
Other	229.1	(73.3)
Net cash provided by operating activities	210.7	493.8

Cash provided (required) by investing activities:
Capital expenditures	(255.7)	(312.9)
Cash acquired in merger of Technip and FMC Technologies	1,479.2	—
Other	26.5	3,582.2
Net cash provided (required) by investing activities	1,250.0	3,269.3

Cash provided (required) by financing activities:
Net increase (decrease) in debt	(733.8)	(238.1)
Dividends paid	(60.6)	(111.5)
Other	(260.4)	(185.0)
Net cash required by financing activities	(1,054.8)	(534.6)

Effect of changes in foreign exchange rates on cash and cash equivalents	62.2	(137.2)

Increase (decrease) in cash and cash equivalents	468.1	3,091.3

Cash and cash equivalents, beginning of period	6,269.3	3,178.0

Cash and cash equivalents, end of period	$6,737.4	$6,269.3

TECHNIPFMC plc AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

The Reconciliation of U.S. GAAP to non-GAAP financial measures for TechnipFMC plc and consolidated subsidiaries are provided on the following pages. The financial results reflect the following information:

•	On January 16, 2017, TechnipFMC was created by the business combination of Technip S.A. (Technip) and FMC Technologies, Inc. (FMC Technologies).

•
In December of 2016, Technip increased its ownership in the Yamal LNG joint venture and became the controlling shareholder. Under U.S. GAAP, this would have resulted in full consolidation of the joint venture on the date of the transaction.

The Non-GAAP results for the three and twelve months ended December 31, 2017:

1.	Include the results of Technip for the full period;

2.
Include the results of FMC Technologies for the period January 17 to December 31, 2017; revenue of $112.9 million during the period from January 1 to January 16, 2017 were excluded, of which approximately 70 percent from Subsea and the remainder from Surface Technologies; and

3.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

The Non-GAAP pro forma results for the three and twelve months ended December 31, 2016:

1.	Include the results of both Technip and FMC Technologies for the full period;

2.	Combine FMC Technologies’ former Surface Technologies and Energy Infrastructure segments to form the pro forma Surface Technologies segment;

3.	Purchase price accounting adjustments applied on an equal basis to results for the three and twelve months ended December 31, 2017 to provide comparability; and

4.	Fully consolidate the Yamal LNG joint venture for the full period, within the Onshore/Offshore segment.

When referencing these financial statements, adjusted EBITDA is also used to describe EBITDA excluding amortization related to the impact of purchase price accounting and other charges and credits.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the Fourth Quarter 2017 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2016 pro forma results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	December 31, 2017
	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(153.9)	$(26.4)	$295.8	$(122.8)	$291.1	$153.0	$444.1

Charges and (credits):
Impairment and other charges	11.7	—	6.8	—	18.5	—	18.5
Restructuring and other severance charges	73.5	—	42.7	—	116.2	—	116.2
Business combination transaction and integration costs	10.6	—	4.0	—	14.6	—	14.6
Change in accounting estimate	—	—	—	—	—	—	—
Purchase price accounting adjustments	10.8	—	4.0	—	14.8	(35.1)	(20.3)
Tax reform	138.2	—	(138.2)	—	—	—	—
Adjusted financial measures	$90.9	$(26.4)	$215.1	$(122.8)	$455.2	$117.9	$573.1

	Pro Forma Three Months Ended
	December 31, 2016
(including legacy FMC Technologies and PPA adjustments)	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as pro forma	$(100.6)	$26.1	$88.4	$(14.6)	$(23.7)	$234.8	$211.1

Charges and (credits):
Impairment and other charges	(4.2)	—	(2.4)	—	(6.6)	—	(6.6)
Restructuring and other severance charges	175.3	—	89.9	—	265.2	—	265.2
Business combination transaction and integration costs	51.4	—	25.1	—	76.5	—	76.5
Purchase price accounting adjustments	10.8	—	4.0	—	14.8	(35.1)	(20.3)
Adjusted financial measures	$132.7	$26.1	$205.0	$(14.6)	$326.2	$199.7	$525.9

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the Fourth Quarter 2017 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2016 pro forma results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Twelve Months Ended
	December 31, 2017
	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$113.3	$(20.9)	$545.5	$(363.3)	$1,043.0	$614.7	$1,657.7

Charges and (credits):
Impairment and other charges	17.2	—	10.3	—	27.5	—	27.5
Restructuring and other severance charges	102.6	—	61.4	—	164.0	—	164.0
Business combination transaction and integration costs	63.7	—	38.1	—	101.8	—	101.8
Change in accounting estimate	16.0	—	5.9	—	21.9	—	21.9
Purchase price accounting adjustments	152.5	—	56.4	0.3	208.6	(150.4)	58.2
Tax reform	138.2	—	(138.2)	—	—		—
Adjusted financial measures	$603.5	$(20.9)	$579.4	$(363.0)	$1,566.8	$464.3	$2,031.1

	Pro Forma Twelve Months Ended
	December 31, 2016
(including legacy FMC Technologies and PPA adjustments)	Net income attributable to TechnipFMC plc	Net (income) loss attributable to noncontrolling interests	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$378.2	$13.5	$284.7	$(29.1)	$678.5	$712.5	$1,391.0

Charges and (credits):
Impairment and other charges	72.4	—	8.4	—	80.8	—	80.8
Restructuring and other severance charges	249.5	—	113.3	—	362.8	—	362.8
Business combination transaction and integration costs	94.0	—	43.8	—	137.8	—	137.8
Purchase price accounting adjustments	152.5	—	56.4	0.3	208.6	(150.4)	58.2
Adjusted financial measures	$946.6	$13.5	$506.6	$(28.8)	$1,468.5	$562.1	$2,030.6

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
(after-tax)
Net income attributable to TechnipFMC plc, as reported	$(154)	$(134)	$113	$393

Charges and (credits):
Impairment and other charges (1)	11	(6)	17	25
Restructuring and other severance charges (2)	74	159	103	201
Business combination transaction and integration costs (3)	11	41	64	61
Change in accounting estimate (4)	—	—	16	—
Purchase price accounting adjustments (5)	11	—	153	—
Tax reform (6)	138	—	138	—

Adjusted net income attributable to TechnipFMC plc	$91	$60	$604	$680

Diluted EPS attributable to TechnipFMC plc, as reported	$(0.33)	$(1.13)	$0.24	$3.16

Adjusted diluted EPS attributable to TechnipFMC plc	$0.20	$0.50	$1.29	$5.45

(1) Tax effect of $7 million and $(3) million during the three months ended and $10 million and $12 million during the twelve months ended December 31, 2017 and 2016, respectively.
(2) Tax effect of $43 million and $83 million during the three months ended and $61 million and $103 million during the twelve months ended December 31, 2017 and 2016, respectively.
(3) Tax effect of $4 million and $21 million during the three months ended and $38 million and $31 million during the twelve months ended December 31, 2017 and 2016, respectively.
(4) Tax effect of nil and nil during the three months ended and $6 million and nil during the twelve months ended December 31, 2017 and 2016, respectively.
(5) Tax effect of $4 million and nil during the three months ended and $56 million and nil during the twelve months ended December 31, 2017 and 2016, respectively.
(6) Tax effect of $138 million and nil during the three months ended and $138 million and nil during the twelve months ended December 31, 2017 and 2016, respectively.

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$1,292.2	$2,019.5	$372.3	$(1.0)	$3,683.0

Operating profit, as reported (pre-tax)	$67.4	$257.2	$53.3	$(86.8)	$291.1

Charges and (credits):
Impairment and other charges	9.3	—	3.2	6.0	18.5
Restructuring and other severance charges	55.0	26.1	4.1	31.0	116.2
Business combination transaction and integration costs	—	—	—	14.6	14.6
Change in accounting estimate	—	—	—	—	—
Purchase price accounting adjustments - non-amortization related	(14.8)	—	1.0	(6.5)	(20.3)
Purchase price accounting adjustments - amortization related	34.5	—	0.9	(0.3)	35.1
Subtotal	84.0	26.1	9.2	44.8	164.1

Adjusted Operating profit	151.4	283.3	62.5	(42.0)	455.2

Adjusted Depreciation and amortization	92.7	11.2	13.3	0.7	117.9

Adjusted EBITDA	$244.1	$294.5	$75.8	$(41.3)	$573.1

Operating profit margin, as reported	5.2%	12.7%	14.3%		7.9%

Adjusted Operating profit margin	11.7%	14.0%	16.8%		12.4%

Adjusted EBITDA margin	18.9%	14.6%	20.4%		15.6%

	Pro Forma Three Months Ended
	December 31, 2016
(including legacy FMC Technologies and PPA adjustments)	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue, as pro forma	$2,024.1	$2,060.9	$303.6	$(8.9)	$4,379.7

Operating profit (pre-tax), as pro forma	$146.3	$(55.0)	$(5.3)	$(109.7)	$(23.7)

Charges and (credits):
Impairment and other charges	21.7	(17.1)	2.1	(13.3)	(6.6)
Restructuring and other severance charges	44.6	184.0	5.0	31.6	265.2
Business combination transaction and integration costs	1.2	—	0.4	74.9	76.5
Purchase price accounting adjustments - non-amortization related	(14.8)	—	1.0	(6.5)	(20.3)
Purchase price accounting adjustments - amortization related	34.5	—	0.9	(0.3)	35.1
Subtotal	87.2	166.9	9.4	86.4	349.9

Adjusted Operating profit	233.5	111.9	4.1	(23.3)	326.2

Adjusted Depreciation and amortization	162.4	22.7	13.4	1.2	199.7

Adjusted EBITDA	$395.9	$134.6	$17.5	$(22.1)	$525.9

Operating profit margin, as pro forma	7.2%	(2.7)%	(1.7)%		(0.5)%

Adjusted Operating profit margin	11.5%	5.4%	1.4%		7.4%

Adjusted EBITDA margin	19.6%	6.5%	5.8%		12.0%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Twelve Months Ended
	December 31, 2017
	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue	$5,877.4	$7,904.5	$1,274.6	$0.4	$15,056.9

Operating profit, as reported (pre-tax)	$460.5	$810.9	$82.7	$(311.1)	$1,043.0

Charges and (credits):
Impairment and other charges	11.3	—	10.2	6.0	27.5
Restructuring and other severance charges	88.5	27.0	9.1	39.4	164.0
Business combination transaction and integration costs	—	—	—	101.8	101.8
Change in accounting estimate	11.8	—	10.1	—	21.9
Purchase price accounting adjustments - non-amortization related	40.5	—	43.3	(25.6)	58.2
Purchase price accounting adjustments - amortization related	139.2	—	12.4	(1.2)	150.4
Subtotal	291.3	27.0	85.1	120.4	523.8

Adjusted Operating profit	751.8	837.9	167.8	(190.7)	1,566.8

Adjusted Depreciation and amortization	368.0	41.1	51.1	4.1	464.3

Adjusted EBITDA	$1,119.8	$879.0	$218.9	$(186.6)	$2,031.1

Operating profit margin, as reported	7.8%	10.3%	6.5%		6.9%

Adjusted Operating profit margin	12.8%	10.6%	13.2%		10.4%

Adjusted EBITDA margin	19.1%	11.1%	17.2%		13.5%

	Pro Forma Twelve Months Ended
	December 31, 2016
(including legacy FMC Technologies and PPA adjustments)	Subsea	Onshore/Offshore	Surface Technologies	Corporate and Other	Total
Revenue, as pro forma	$9,150.5	$8,690.0	$1,252.2	$(23.9)	$19,068.8

Operating profit (pre-tax), as pro forma	$982.6	$184.5	$(122.0)	$(366.6)	$678.5

Charges and (credits):
Impairment and other charges	26.0	14.6	38.3	1.9	80.8
Restructuring and other severance charges	69.9	222.1	29.7	41.1	362.8
Business combination transaction and integration costs	1.2	—	0.4	136.2	137.8
Purchase price accounting adjustments - non-amortization related	40.5	—	43.3	(25.6)	58.2
Purchase price accounting adjustments - amortization related	139.2	—	12.4	(1.2)	150.4
Subtotal	276.8	236.7	124.1	152.4	790.0

Adjusted Operating profit	1,259.4	421.2	2.1	(214.2)	1,468.5

Adjusted Depreciation and amortization	441.3	50.5	68.1	2.2	562.1

Adjusted EBITDA	$1,700.7	$471.7	$70.2	$(212.0)	$2,030.6

Operating profit margin, as pro forma	10.7%	2.1%	(9.7)%		3.6%

Adjusted Operating profit margin	13.8%	4.8%	0.2%		7.7%

Adjusted EBITDA margin	18.6%	5.4%	5.6%		10.6%

TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$6,737.4	$6,269.3
Short-term debt and current portion of long-term debt	(77.1)	(683.6)
Long-term debt, less current portion	(3,777.9)	(1,869.3)
Net cash	$2,882.4	$3,716.4

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate TechnipFMC's capital structure and financial leverage. Management believes net cash (debt) is a meaningful financial measure that may also assist investors in understanding TechnipFMC's financial condition and underlying trends in its capital structure.